Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 12, 2015 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 of Regado Biosciences, Inc., which are incorporated by reference in this Registration Statement of Tobira Therapeutics, Inc. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Charlotte, North Carolina

June 3, 2015